Exhibit 99.1

**Krispy Kreme Promotes Josh Charlesworth to CEO**

*Longtime CEO Michael Tattersfield to Remain on the Board and Transition to Senior Advisor and Krispy Kreme Ambassador, Effective January 1, 2024*

CHARLOTTE, NC (September 25, 2023) – Krispy Kreme, Inc. (NASDAQ:DNUT) today named Josh Charlesworth as President and Chief Executive Officer, effective January 1, 2024. Mr. Charlesworth brings decades of experience overseeing consumer brands, and most recently served as Krispy Kreme's Global President and Chief Operating Officer after joining the company in 2017.

As part of the company's succession plan, Mr. Charlesworth will succeed Michael Tattersfield, who has held the role since 2017 and led a significant expansion and transformation, resulting in revenue growing from $550 million in 2016 to more than an expected $1.6 billion in 2023. Mr. Tattersfield will remain on the Krispy Kreme Board, serve as a Senior Advisor and Krispy Kreme Ambassador, and continue to be a significant investor in the company.

"Today, we celebrate the transformation of Krispy Kreme under Mike's leadership, as it grew from a complex, multi-product primarily-US model to a more global, capital efficient hub-and-spoke omni-channel model, focused on delivering fresh, awesome doughnuts, all while nearly doubling the adjusted EBITDA of the business," said Olivier Goudet, Chairman of Krispy Kreme's Board of Directors. "Mike re-ignited the iconic Krispy Kreme magic, and we are grateful he has decided to stay on the Board and be an ambassador for Krispy Kreme. At the same time, we are incredibly excited to appoint Josh to CEO as he has played a critical role in Krispy Kreme's growth for the last six years and will now lead the company's next chapter of success and value creation."

"I couldn't be happier to transition the CEO role to Josh," said Mr. Tattersfield. "Transforming the Krispy Kreme brand and culture has been a highlight of my career, and I am truly grateful for our amazing Krispy Kremers who continue to inspire me. Josh's shared passion for the brand, our Krispy Kremers, and freakin' awesome doughnuts gives me the utmost confidence in our continued success and I look forward to watching all he'll accomplish."

Mr. Charlesworth has served in various Krispy Kreme leadership roles, including Chief Financial Officer, Chief Operating Officer, and Global President. He will now assume his new role during a strong period of growth at the company. Through the implementation of its growing omni-channel sales strategy and asset-light distribution model, Krispy Kreme has delivered four consecutive quarters of double-digit organic revenue growth while expanding its global reach. The company is also reaffirming full year 2023 guidance and continues to trend toward the middle to the higher end of the revenue and adjusted EBITDA ranges.

"The opportunity to lead such an incredible Krispy Kreme team is both an honor and a privilege," said Mr. Charlesworth. "Together, we will continue to make fantastic, fresh doughnuts conveniently available to more and more consumers around the world. I want to thank Mike for the strong foundation he has built as we pursue our goal to become the world's most loved sweet treat brand."

**About Krispy Kreme**

Headquartered in Charlotte, N.C., Krispy Kreme is one of the most beloved and well-known sweet treat brands in the world. Our iconic Original Glazed® doughnut is universally recognized for its hot-off-the-

Exhibit 99.1

line, melt-in-your-mouth experience. Krispy Kreme operates in more than 30 countries through its unique network of fresh doughnut shops, partnerships with leading retailers, and a rapidly growing Ecommerce and delivery business with nearly 13,000 fresh points of access. Our purpose of touching and enhancing lives through the joy that is Krispy Kreme guides how we operate every day and is reflected in the love we have for our people, our communities and the planet. Connect with Krispy Kreme Doughnuts at www.KrispyKreme.com, or on one of its many social media channels, including www.Facebook.com/KrispyKreme and www.Twitter.com/KrispyKreme.

***Cautionary Note Regarding Forward-Looking Statements***

*This press release contains forward-looking statements that involve risks and uncertainties. The word "guidance," or similar words, or the negative of these words, identify forward-looking statements. Such forward-looking statements are based on certain assumptions and estimates that we consider reasonable but are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial conditions, business, prospects, growth strategy and liquidity. Accordingly, there are, or will be, important factors that could cause our actual results to differ materially from those indicated in these statements. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Our actual results could differ materially from the forward-looking statements included herein. Factors that could cause actual results to differ from those expressed in forward-looking statements include, without limitation, the risks and uncertainties described under the headings "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in our Annual Report on Form 10-K for the year ended January 1, 2023, filed by us with the Securities and Exchange Commission ("SEC") and described in the other filings we make from time to time with the SEC. We believe that these factors include, but are not limited to, the impact of pandemics, changes in consumer preferences, the impact of inflation, and our ability to execute on our omni-channel business strategy. These forward-looking statements are made only as of the date of this document, and we do not undertake any obligation, other than as may be required by applicable law, to update or revise any forward-looking or cautionary statement to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.*

Exhibit 99.1  Investor Rela ons  ir@krispykreme.com    Corporate Media  media@krispykreme.com    Financial Media  Edelman Smithfield for Krispy Kreme, Inc.  Ashley Firlan & Ashna Vasa, KrispyKremeIR@edelman.com    ###